Silicon Valley
Financial Services A
Division of Silicon
Valley Bank 3003
Tasman Drive
Santa Clara, Ca. 95054
(408) 654-1000 - Fax (408) 980-6410

ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

     This Accounts Receivable Purchase Agreement (the
"Agreement") is made on this ____ day of ______________, 1998, by and between Silicon Valley
Financial Services (a division of Silicon Valley
Bank) ("Buyer") having a place of business at the address specified above and ACE*COMM CORPORATION, a Maryland corporation ("Seller"), having its principal place of business and chief executive office at 704 Quince Orchard Road, Gaithersburg,
Maryland 20878.
1. Definitions. When used herein, the following terms shall have the following meanings.

1.1. "Account Balance" shall mean, on any given day,
                         the
gross amount of all Purchased Receivables unpaid on that day.

     1.2. "Account Debtor" shall have the meaning set forth in the Massachusetts Uniform Commercial Code and shall include any person liable on any Purchased
Receivable, including without limitation, any guarantor of the Purchased Receivable and any issuer of a letter of credit or banker's acceptance.

     1.3. "Adjustments" shall mean all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.

 1.4. "Administrative Fee" shall have the meaning as
                         set
forth in Section 3.3 hereof.

     1.5. "Advance" shall have the meaning set forth in Section 2.2 hereof.

     1.6. "Cash Balances Covenant" shall mean, at any given time, that the Seller has on deposit with the Bank (including the Restricted Account, but not including any escrowed or payroll funds), an amount equal to 1.5 times the amount of the aggregate
Advances hereunder (as defined herein).

1.7. "Collateral" shall have the meaning set forth in
Section 8 hereof.

1.8. "Collections" shall mean all good funds received
                         by
Buyer from or on behalf of an Account Debtor with respect to Purchased Receivables.

     1.9. "Compliance Certificate" shall mean a certificate, in a form provided by Buyer to Seller, which contains the certification of the chief financial officer of Seller that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

 1.10.     "Event of Default" shall have the meaning
                         set
forth in Section 9 hereof.

     1.11.     "Finance Charges" shall have the
meaning set forth
in Section 3.2 hereof.

     1.12.     "Invoice Transmittal" shall mean a
writing signed
by an authorized representative of Seller which accurately identifies the receivables which Buyer, at its election, may purchase, and includes for each such receivable the correct amount owed by the Account Debtor, the name and address of the Account
Debtor, the invoice number, the invoice date and the account code.

     1.13.     "Obligations" shall mean all advances,
financial
accommodations, liabilities, obligations, covenants and duties owing, arising, due or payable by Seller to Buyer of any kind or nature, present or future, arising under or in connection with this Agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired;
including, without limitation, all Advances, Finance
Charges, Administrative Fees, interest, Repurchase
Amounts, fees, expenses, professional fees and attorneys' fees and any other sums chargeable to Seller hereunder or otherwise.

     1.14.     "Prime Rate" shall mean the rate
announced from
time to time by Silicon Valley Bank as its Prime
Rate.

     1.15.     "Purchased Receivables" shall mean all
those
accounts, receivables, and rights to payment, and all proceeds thereof (all of the foregoing being referred to as "Receivables"), arising out of the invoices identified on or delivered with any Invoice
Transmittal delivered by Seller to Buyer which Buyer elects to purchase and for which Buyer makes an Advance. Purchased Receivables shall include
Restricted Receivables.

     1.16.     "Reconciliation Date" shall mean the
last calendar
day of each Reconciliation Period.

     1.17.     "Reconciliation Period" shall mean
each calendar
month of every year.

     1.18.     "Refund" shall have the meaning set
forth in
Section 3.5 hereof.

     1.19.     "Release Event" shall have the meaning
set forth
in Section 3.1 hereof.

     1.20.     "Reserve" shall have the meaning set
forth in
Section 2.4 hereof.

     1.21.     "Repurchase Amount" shall have the
meaning set
forth in Section 4.2 hereof.

     1.22.     "Restricted Account" shall mean an
account
maintained in the Seller's name at Silicon Valley
Bank with respect to which the Borrower may not withdraw proceeds until a Release Event.

     1.23.     "Restricted Receivables" shall have
the meaning
set forth in Section 2.1 hereof.

2.   Purchase and Sale of Receivables.

     2.1. Offer to Sell Receivables. During the term hereof, and provided that there does not then exist any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default, Seller may request that Buyer purchase receivables and Buyer may, in its sole discretion, elect to purchase receivables provided further that the Seller is in compliance with all of the terms and conditions herein, including, without limitation,
Section 2.2 below. Seller shall deliver to Buyer an Invoice Transmittal with respect to any receivable for which a request for purchase is made. An authorized representative of Seller shall sign each Invoice Transmittal delivered to Buyer. Buyer shall be entitled to rely on all the information provided by Seller to Buyer on or with the Invoice Transmittal and to rely on the signature on any Invoice
Transmittal as an authorized signature of Seller.
Notwithstanding the terms herein, in the event that the Seller is in compliance with the Cash Balances
Covenant at the time the Seller requests that Buyer purchase a receivable, and no Event of Default exists hereunder, and the purchase of said receivable will not result in an Event of Default, or a breach of the Cash Balances Covenant, then the Buyer shall purchase said receivable, and the Advance (as defined herein) resulting for said receivable shall be credited by the Buyer to the Restricted Account (the
"Restricted Receivables").

     2.2. Acceptance of Receivables. Except as specifically provided in Section 2.1 above, Buyer shall have no obligation to purchase any receivable listed on an Invoice Transmittal, and Buyer may exercise its sole discretion in approving the credit of each Account Debtor before buying any receivable.
Upon
acceptance by Buyer of all or any of the receivables described on any Invoice Transmittal, Buyer shall pay to Seller Eighty (80%) percent of the face amount of each receivable Buyer desires to purchase or such lesser percentage, if any, as the parties may agree in writing, and if no such agreement is reached, Seller may withdraw in writing its offer to sell a particular receivable. Such payment shall be the "Advance" with respect to such receivable. Upon
Buyer's acceptance of the receivable and payment to Seller of the Advance, the receivable shall become a "Purchased Receivable." Except with respect to Restricted Receivables, it shall be a condition to each Advance that: (i) all of the representations and warranties set forth in Section 6 of this Agreement be true and correct in all material respects on and as of the date of the related Invoice
Transmittal and on and as of the date of such Advance as though made at and as of each such date, and (ii) no Event of Default or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default shall have occurred and be continuing, or would result from such Advance, and (iii) the account debtor has been approved by the Buyer in writing. Notwithstanding the foregoing, in no event shall the aggregate amount of all Purchased
Receivables (including Restricted Receivables) outstanding at any time exceed Four Million Dollars
($4,000,000.00).

     2.3. Effectiveness of Sale to Buyer. Effective upon Buyer's payment of an Advance, and for and in consideration therefor and in consideration of the covenants of this Agreement, subject to Buyer's obligations hereunder, Seller hereby absolutely sells, transfers and assigns to Buyer, all of Seller's right, title and interest in and to each Purchased Receivable and all monies due or which may become due on or with respect to such Purchased
Receivable. Buyer shall be the absolute owner of each Purchased Receivable. Buyer shall have, with respect to any goods related to the Purchased Receivable, all the rights and remedies of an unpaid seller under the Massachusetts
Uniform Commercial Code and other applicable law.
     2.4. Establishment of a Reserve. Upon the purchase by Buyer of each Purchased Receivable, Buyer shall establish a reserve. The reserve shall be the amount by which the face amount of the Purchased Receivable exceeds the Advance on that Purchased Receivable (the "Reserve");
provided, the Reserve with respect to all Purchased
Receivables outstanding at any one time shall be an amount not less than twenty percent (20.0%) of the Account Balance at that time, and may be set at such higher percentage as the parties may agree, to the extent that the parties agree to a lower Advance percentage as provided in Section 2.2. The Reserve shall be a book balance maintained on the records of Buyer and shall not be a segregated fund.

3.   Collections, Charges and Remittances.

     3.1. Collections.  Upon receipt by Buyer of
Collections,
Buyer shall promptly credit such Collections to Seller's Account Balance on a daily basis. Upon the receipt by Buyer of Collections with respect to Restricted Receivables, the Advance previously deposited by Buyer to Seller's Restricted Account shall be released to Seller (the "Release Event").
Notwithstanding the foregoing, if Seller is in default under this Agreement, Buyer shall apply all Collections to Seller's Obligations hereunder in such order and manner as Buyer may determine. If an item of collection is not honored or Buyer does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges under Section 3.2 shall accrue thereon.

     3.2. Finance Charges.  On each Reconciliation
Date Seller
shall pay to Buyer a finance charge in an amount equal to the Bank's Prime Rate, plus four percent
(4.0%) per annum, of the average daily Account
Balance outstanding during the applicable
Reconciliation Period (the "Finance Charges"). Buyer shall deduct the accrued Finance Charges from the Reserve as set forth in Section 3.5 below.

     3.3. Administrative Fee.  On each Reconciliation
Date Seller
shall pay to Buyer an Administrative Fee equal to 0.625% of the face amount of each Purchased
Receivable first purchased during that Reconciliation
Period (the "Administrative Fee"). Buyer shall deduct the Administrative Fee from the Reserve as set forth in Section 3.5 below.

     3.4. Accounting. Buyer shall prepare and send to Seller after the close of business for each Reconciliation
Period, an accounting of the transactions for that Reconciliation Period, including the amount of all Purchased Receivables, all Collections, Adjustments,
Finance Charges, and the Administrative Fee. The accounting shall be deemed correct and conclusive unless Seller makes written objection to Buyer within thirty (30) days after the Buyer mails the accounting to Seller.

     3.5. Refund to Seller. Provided that there does not then exist an Event of Default, Buyer shall promptly refund to Seller, after the Reconciliation Date, the amount, if any, which Buyer owes to Seller at the end of the Reconciliation Period according to the accounting prepared by Buyer for that Reconciliation
Period (the "Refund"). The Refund shall be an amount equal to:

          (1)  (1)  The Reserve as of the beginning
     of that Reconciliation Period, plus
               (2)  the Reserve created for each
     Purchased Receivable purchased during that
     Reconciliation Period, minus

          (2)  The total for that Reconciliation
Period of:
               (1)  the Administrative Fee;
               (2)  Finance Charges;
(1)
               (3)  Adjustments;

               (4)  Repurchase Amounts, to the extent
          Buyer has agreed to accept payment thereof by deduction from the Refund;

               (5)  the Reserve for the Account
          Balance as of the first day of the
          following Reconciliation Period in the
          minimum percentage set forth in Section 2.4 hereof; and

               (6)  all amounts due, including
          professional fees and expenses, as set
          forth in Section 12 for which oral or
          written demand has been made by Buyer to Seller during that Reconciliation Period to the extent Buyer has agreed to accept payment thereof by deduction from the Refund.

In the event the formula set forth in this Section
3.5 results in an amount due to Buyer from Seller, Seller shall make such payment in the same manner as set forth in Section 4.3 hereof for repurchases. If the formula set forth in this Section 3.5 results in an amount due to Seller from Buyer, Buyer shall make such payment by check, subject to Buyer's rights under Section 4.3 and Buyer's rights of offset and recoupment.

4.   Recourse and Repurchase Obligations.

     4.1. Recourse.  Buyer's acquisition of Purchased
Receivables from Seller shall be with full recourse against Seller. In the event the Obligations exceed the amount of Purchased Receivables and Collateral, Seller shall be liable for any deficiency.

     4.2. Seller's Agreement to Repurchase. Seller agrees to pay to Buyer on demand, the full face amount, or any unpaid portion, of any Purchased
Receivable:

          (1)  which remains unpaid ninety (90)
     calendar days after the invoice date (unless otherwise agreed in writing by Buyer); or

          (2)  which is owed by any Account Debtor
     who has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or insolvency proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as such debts become due; or

          (3)  with respect to which there has been
     any breach of warranty or representation (in any material respect) set forth in Section 6 hereof or any breach of any covenant contained in this Agreement;

          (4)  with respect to which the Account
     Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; or

          (5)  which is a Restricted Receivable, in
     the event the Seller fails to meet the Cash
     Balances Covenant at any time.

together with all reasonable attorneys' and professional fees and expenses and all court costs incurred by Buyer in collecting such Purchased
Receivable and/or enforcing its rights under, or collecting amounts owed by Seller in connection with, this Agreement (collectively, the "Repurchase
Amount").  The proper repurchase of a Purchased
Receivable pursuant to this Section 4.2 shall cure any Event of Default resulting, if any, with respect to such Purchased Receivable.

     4.3. Seller's Payment of the Repurchase Amount or Other Amounts Due Buyer. When any Repurchase
Amount or other amount owing to Buyer becomes due
Buyer shall inform Seller of the manner of payment which may be any one or more of the following in Buyer's sole discretion: (a) in cash immediately upon demand therefor; (b) by delivery of substitute invoices and an Invoice Transmittal acceptable to Buyer which shall thereupon become Purchased
Receivables; (c) by adjustment to the Reserve pursuant to Section 3.5 hereof; (d) by deduction from or offset against the Refund that would otherwise be due and payable to Seller;
(e) by deduction from or offset against the amount that otherwise would be forwarded to Seller in respect of any further Advances that may be made by Buyer; or (f) by any combination of the foregoing as Buyer may from time to time choose.

     4.4. Seller's Agreement to Repurchase All
Purchased Receivables. Upon and after the occurrence of an Event of Default, Seller shall, upon Buyer's demand (or, in the case of an Event of Default under Section 9(B), immediately without notice or demand from Buyer) repurchase all the Purchased Receivables then outstanding, or such portion thereof as Buyer may demand. Such demand may, at Buyer's option, include and Seller shall pay to Buyer immediately upon demand, cash in an amount equal to the Advance with respect to each Purchased
Receivable then outstanding together with all accrued
Finance Charges, Adjustments, Administrative Fees, attorney's and professional fees, court costs and expenses as provided for herein, and any other
Obligations. Upon receipt of payment in full of the Obligations, Buyer shall immediately instruct Account
Debtors to pay Seller directly, and return to Seller any Refund due to Seller. For the purpose of calculating any Refund due under this Section only, the Reconciliation Date shall be deemed to be the date
Buyer receives payment in good funds of all the Obligations as provided in this Section 4.4.

5.   Power of Attorney.  Seller does hereby
irrevocably appoint
Buyer and its successors and assigns as Seller's true and lawful attorney in fact, and hereby authorizes
Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Purchased Receivables; (b) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Purchased Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Purchased
Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Buyer's name or Seller's name, as Buyer may choose; (c) to prepare, file and sign
Seller's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document with respect to Purchased Receivables; (d) to notify all Account
Debtors with respect to the Purchased Receivables to pay Buyer directly; (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Receivables; (f) to endorse Seller's name on any checks or other forms of payment on the Purchased Receivables; (g) to execute on behalf of Seller any and all instruments, documents, financing statements and the like to perfect Buyer's interests in the Purchased
Receivables and Collateral; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes. If Buyer receives a check or item which is payment for both a Purchased Receivable and another receivable, the funds shall first be applied to the Purchased Receivable and, so long as there does not exist an Event of Default or an event that with notice, lapse of time or otherwise would constitute an Event of Default, the excess shall be remitted to Seller. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Seller to Buyer hereunder shall be applicable with respect to all Purchased Receivables and all Collateral.
6.   Representations, Warranties and Covenants.
     6.1. Receivables' Warranties, Representations and Covenants. To induce Buyer to buy receivables and to render its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to accept receivables as Purchased Receivables, Seller represents, warrants, covenants and agrees, with respect to each Invoice
Transmittal delivered to Buyer and each receivable described therein, that:

          (1)  Seller is the absolute owner of each
     receivable set forth in the Invoice Transmittal
     and has full legal right to sell, transfer and
     assign such receivables;
          (2)  The correct amount of each receivable
     is as set forth in the Invoice Transmittal and
     is not in dispute;
          (3)  The payment of each receivable is not
     contingent upon the fulfillment of any
     obligation or contract, past or future and any
     and all obligations required of the Seller have
     been fulfilled as of the date of the Invoice
     Transmittal;
          (4)  Each receivable set forth on the
     Invoice Transmittal is based on an actual sale
     and delivery of goods and/or services actually
     rendered, is presently due and owing to Seller,
     is not past due or in default, has not been
     previously sold, assigned, transferred, or
     pledged, and is free of any and all liens,
     security interests and encumbrances other than
     liens, security interests or encumbrances in
     favor of Buyer or any other division or
     affiliate of Silicon Valley Bank;
          (5)  There are no defenses, offsets, or
     counterclaims against any of the receivables,
     and no agreement has been made under which the
     Account Debtor may claim any deduction or
     discount, except as otherwise stated in the
     Invoice Transmittal;
          (6)  Each Purchased Receivable shall be the
property of
     the Buyer and shall be collected by Buyer, but
     if for any reason it should be paid to Seller,
     Seller shall promptly notify Buyer of such
     payment, shall hold any checks, drafts, or
     monies so received in trust for the benefit of
     Buyer, and shall promptly transfer and deliver
     the same to the Buyer;
(1)
          (7)  Buyer shall have the right of
     endorsement, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable and any proceeds of Collateral;

          (8)  Seller, and to Seller's best
     knowledge, each Account Debtor set forth in the Invoice Transmittal, are and shall remain solvent as that term is defined in the United
     States Bankruptcy Code and the Massachusetts
     Uniform Commercial Code, and no such Account
     Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the United States Bankruptcy Code;

          (9)  Each Account Debtor named on the
     Invoice Transmittal will not object to the payment for, or the quality or the quantity of the subject matter of, the receivable and is liable for the amount set forth on the Invoice
     Transmittal; and

          (10) At Buyer's request, each Account
     Debtor shall promptly be notified, after acceptance by Buyer, that the Purchased
     Receivable has been transferred to and is payable to Buyer, and Seller shall not take or permit any action to countermand such notification.

     6.2. Additional Warranties, Representations and
Covenants. In addition to the foregoing warranties, representations and covenants, to induce Buyer to buy receivables and to render its services to Seller, Seller hereby represents, warrants, covenants and agrees that:

          (1)  Seller will not assign, transfer,
     sell, or grant ,or permit any lien or security interest in any Purchased Receivables or Collateral to or in favor of any other party, without Buyer's prior written consent;

          (2)  The Seller's name, form of
     organization, chief executive office, and the place where the records concerning all Purchased Receivables and Collateral are kept is set forth at the beginning of this Agreement, Collateral is located only at the location set forth in the beginning of this Agreement, or, if located at any additional location, as set forth on a schedule attached to this Agreement, and Seller will give Buyer at least thirty (30) days prior written notice if such name, organization, chief executive office or other locations of Collateral or records concerning
     Purchased Receivables or Collateral is changed or added and shall execute any documents necessary to perfect Buyer's interest in the Purchased Receivables and the Collateral;

          (3)  Seller shall  (i) pay all of its
     normal gross payroll for employees, and all federal and state taxes, as and when due, including without limitation all payroll and withholding taxes and state sales taxes; (ii) deliver at any time and from time to time at Buyer's request, evidence satisfactory to Buyer that all such amounts have been paid to the proper taxing authorities; and (iii) if requested by Buyer, pay its payroll and related taxes through a bank or an independent payroll service acceptable to Buyer.

          (4)  Seller has not, as of the time Seller
     delivers to Buyer an Invoice Transmittal, or as of the time Seller accepts any Advance from Buyer, filed a voluntary petition for relief under the United States Bankruptcy Code or had filed against it an involuntary petition for relief;
          (5)  Seller shall provide Buyer with a
     Compliance Certificate (i) on a quarterly basis to be received by Buyer no later than the fifth calendar day following each calendar quarter, and; (ii) on a more frequent or other basis if and as requested by Buyer.
7. Adjustments. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6.1, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer's approval, resolve such disputes and advise
Buyer of any adjustments.  Unless the disputed
Purchased Receivable is repurchased by Seller and the full Repurchase Amount is paid, Buyer shall remain the absolute owner of any Purchased Receivable which is subject to Adjustment or repurchase under Section
4.2 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Buyer, Seller is to resell it for Buyer's account at Seller's expense with the proceeds made payable to Buyer, subject to the terms and conditions hereunder. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them "property of Silicon Valley Financial Services."

8. Security Interest. To secure the prompt payment and performance to Buyer of all of the Obligations, Seller hereby grants to Buyer a continuing lien upon and security interest in all of Seller's now existing or hereafter arising rights and interest in the following , whether now owned or existing or hereafter created, acquired, or arising, and wherever located (collectively, the "Collateral"):

          (1)  All accounts,  receivables, contract
     rights, chattel paper, instruments, documents, letters of credit, bankers acceptances, drafts, checks, cash, securities, and general intangibles (including, without limitation, all claims, causes of action, deposit accounts, guaranties, rights in and claims under insurance policies (including rights to premium refunds), rights to tax refunds, copyrights, patents, trademarks, rights in and under license agreements, and all other intellectual property);

          (2)  All inventory,  including Seller's
     rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit;

          (3)  All monies, refunds and other amounts
     due Seller, including, without limitation, amounts due Seller under this Agreement
     (including Seller's right of offset and
     recoupment);

          (4)  Investment Property;

          (5)  All  equipment, machinery, furniture,
     furnishings, fixtures, tools, supplies and motor vehicles (the "Equipment");

          (6)  All farm products, crops, timber,
     minerals and the like (including oil and gas);

   (7) All accessions to, substitutions for, and replacements of, all of the foregoing;

          (8)  All books and records pertaining to
     all of the foregoing; and

          (9)  All proceeds of the foregoing, whether
     due to voluntary or involuntary disposition, including insurance proceeds.

Seller is not authorized to sell, assign, transfer or otherwise convey any Collateral without Buyer's prior written consent, except in the Seller's usual course of business.
Notwithstanding the foregoing, the Buyer will subordinate its security interest in any Equipment, now or hereafter owned by Seller, and a certain Note
Receivable from ANSTEC INCORPORATED dated February 1,
1998 in the principal amount of $1,584,747.08. Seller agrees to sign UCC financing statements, in a form acceptable to Buyer, and any other instruments and documents requested by Buyer to evidence, perfect, or protect the interests of Buyer in the Collateral.
Seller agrees to deliver to Buyer the originals of all instruments, chattel paper and documents evidencing or related to Purchased Receivables and Collateral.

9. Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

          (1)  Seller fails to pay any amount owed to
     Buyer as and when due;

          (2)  There shall be commenced by or against
     Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against the Seller, or (y) the expiration of sixty (60) days without dismissal of such complaint, application, or petition if such complaint, application, or petition filed against the Seller was not filed by or at the direction of the Seller or any related entity, and is being diligently contested);

          (3)  Seller shall become insolvent in that
     its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital;

          (4)  Any involuntary lien, garnishment,
     attachment or the like is issued against or attaches to the Purchased Receivables or any Collateral which is in excess of $25,000, and is not discharged within thirty (30) days;

          (5)  Seller shall breach, in any material
     respect, any other covenant, agreement,
     warranty, or representation set forth herein, and the same is not cured to Buyer's satisfaction within ten (10) days after Buyer has given Seller oral or written notice thereof;
     provided, that if
     such breach is incapable of being cured it shall constitute an immediate default hereunder;

          (6)  A default or event of default shall
     occur under any agreement between Seller and any creditor of Seller for indebtedness in excess of $100,000, in the aggregate, which indebtedness is accelerated by such creditor, or

          (7)  Any creditor that has entered into a
     subordination agreement with Buyer shall breach any of the terms of or not comply with such subordination agreement.

10. Remedies Upon Default. Upon the occurrence of an Event of Default, (1) without implying any obligation to buy receivables, Buyer may cease buying receivables or extending any financial accommodations to Seller; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Buyer, or with respect to an Event of Default described in
Section 9(B), automatically and without notice or demand, due and payable in full; and (3) Buyer shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the Massachusetts Uniform Commercial Code, all the power of attorney rights described in Section 5 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Purchased Receivables and all Collateral, including the proceeds of the Restricted Account, in any commercial reasonable manner. Seller and Buyer agree that any notice of sale required to be given to Seller shall be deemed to be reasonable if given ten
(10) days prior to the date on or after which the sale may be held. In the event that the Obligations are accelerated hereunder, Seller shall repurchase all of the Purchased Receivables as set forth in
Section 4.4.

11. Accrual of Interest. If any amount owed by Seller hereunder is not paid when due, including, without limitation, amounts due under Section 3.5, Repurchase Amounts, amounts due under Section 12, and any other Obligations, such amounts shall bear interest at a per annum rate equal to the per annum rate of the Finance Charges until the earlier of (i) payment in good funds or (ii) entry of a final judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

12.  Fees, Costs and Expenses; Indemnification.  The
Seller will pay to Buyer immediately upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses ) that Buyer incurs or may from time to time impose in connection with any of the following:
(a) preparing, negotiating, administering (however not including the Buyer's overhead costs), and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute
(whether instituted by Buyer, Seller or any other person) in any way relating to the Purchased
Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (d) enforcing any rights against Seller or any guarantor, or any Account Debtor, (e) protecting or enforcing its interest in the Purchased
Receivables or the Collateral, (f) collecting the Purchased Receivables and the Obligations, and (g) the representation of Buyer in connection with any bankruptcy case or insolvency proceeding involving
Seller, any Purchased Receivable, the Collateral, any
Account Debtor, or any guarantor. Seller shall indemnify and hold Buyer harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

13.  Severability, Waiver, and Choice of Law.  In the
event that any provision of this Agreement is deemed
invalid by reason of law, this Agreement  will be
construed as not containing such provision and the
remainder of the Agreement shall remain in full force
and effect.  Buyer retains all of its rights, even if
it makes an Advance after a default.  If Buyer waives
a default, it may enforce a later default.  Any
consent or waiver under, or amendment of, this
Agreement must be in writing.   Nothing contained
herein, or any action taken or not taken by Buyer at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of Buyer to amend this Agreement or to grant to Seller any waivers or consents. This Agreement has been transmitted by Seller to Buyer at Buyer's office in Wellesley, Massachusetts and has been executed and accepted by Buyer in Massachusetts. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.

14.  Account Collection Services.  Certain Account
Debtors may require or prefer that all of Seller's receivables be paid to the same address and/or party, or Seller and Buyer may agree that all receivables with respect to certain Account Debtors be paid to one party. In such event Buyer and Seller may agree that Buyer shall collect all receivables whether owned by Seller or Buyer and (provided that there does not then exist an Event of Default or event that with notice, lapse or time or otherwise would constitute an Event of Default, and subject to Buyer's rights in the Collateral) Buyer agrees to remit to Seller the amount of the receivables collections it receives with respect to receivables other than Purchased Receivables. It is understood and agreed by Seller that this Section does not impose any affirmative duty on Buyer to do any act other than to turn over such amounts. All such receivables and collections are Collateral and in the event of Seller's default hereunder, Buyer shall have no duty to remit collections of Collateral and may apply such collections to the obligations hereunder and Buyer shall have the rights of a secured party under the Massachusetts Uniform
Commercial Code.

15. Notices. All notices shall be given to Buyer and Seller at the addresses set forth on the first page of this Agreement, and shall be delivered and received: (a) one (1) business day after deposit with an overnight mail or messenger service, with delivered confirmed by such service; or (b) on the same date of confirmed transmission or delivery if sent by telecopy or by hand delivery.

16.  Jury Trial.  SELLER AND BUYER EACH HEREBY (a)
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY
CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH
THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (b)
RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER
CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER
INTO THIS AGREEMENT; AND (c) REPRESENT AND WARRANT
THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR
ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS
LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES
ALL RIGHTS TO A JURY TRIAL.

17.  Term and Termination.  The term of this
Agreement shall be for one (1) year from the date hereof, and from year to year thereafter unless terminated in writing by Buyer or Seller. Seller and Buyer shall each have the right to terminate this

Agreement at any time. Notwithstanding the foregoing, any termination of this Agreement shall not affect Buyer's security interest in the Collateral and Buyer's ownership of the Purchased
Receivables, and this Agreement shall continue to be effective, and Buyer's rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full. Upon termination and payment in full of the Obligations, Buyer shall execute such releases and termination statements as Seller may reasonably request.
18. Titles and Section Headings. The titles and section headings used herein are for convenience only and shall not be used in interpreting this Agreement.
19. Other Agreements. The terms and provisions of this Agreement shall not adversely affect the rights of Buyer or any other division or affiliate of Silicon Valley Bank under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. Seller acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of Seller owing to Buyer or any other division or affiliate of Silicon Valley Bank also secure Seller's obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. Seller further acknowledges that (a) any collateral under other outstanding security agreements or other documents between Seller and Buyer or any other division or affiliate of Silicon Valley Bank secures the obligations of Seller under this Agreement and
(b) a default by Seller under this Agreement constitutes a default under other outstanding agreements between Seller and Buyer or any other division or affiliate of Silicon Valley Bank.
 IN WITNESS WHEREOF, Seller and Buyer have executed
                        this
Agreement as an instrument under seal under the laws of the Commonwealth of Massachusetts as of on the day and year above written.

SELLER:

ACE*COMM CORPORATION


By __________________________________________________
                    (duly authorized)
Name:________________________________________________

Title:_______________________________________________
__


BUYER:

SILICON VALLEY FINANCIAL SERVICES
          A division of Silicon Valley Bank


By__________________________________________________

Title
________________________________________________